ONE HOLDINGS, CORP
                      PROFORMA CONSOLIDATED BALANCE SHEETS
                       FOR SIX MONTHS ENDED JUNE 30, 2009


                                                           IN US$
                                              ------------------------------------------------------------


                                              ONE Holdings Corp    TFS          Effects of   Consolidated
                                                 Jun-09          Jun-09         Acquisition     Jun-09
                                              --------------   ------------    ---------------------------

Assets
   Current Assets
     Cash and Cash Equivalents                      194,832        622,724                        817,556
     Trade Receivables                                    -      1,037,618                      1,037,618
     Loan Receivable                                      -      2,287,917                      2,287,917
     Prepaid Expenses                                     -        122,911                        122,911
     Inventories                                          -         31,185                         31,185
                                              --------------   ------------                   ------------

   Total Current Assets                             194,832      4,102,355                      4,297,187
   Fixed Assets, net                                      -         12,708                         12,708
   Incorporation Costs, net                               -         21,134               -         21,134
   Deferred Tax Asset                                 8,616         22,433                         31,049
                                              --------------   ------------                   ------------

Total Assets                                        203,448      4,158,630                      4,362,078
                                              ==============   ============                   ============

Liabilities and Stockholders' Equity

Liabilities
   Current Liabilities
     Trade Payables                                       -        340,686                        340,686
     Other Payables and Accrued Expenses                  4              -                              4
     Demand Loans Payable                                 -      3,917,305                      3,917,305
                                              --------------   ------------                   ------------

   Total Current Liabilities                              4      4,257,991                      4,257,995

Total Liabilities                                         4      4,257,991                      4,257,995
                                              --------------   ------------                   ------------

     Minority Interest                                    -              -             (43)           (43)

Stockholders' Equity
   Common Stock: ONE Holdings, Corp. Par Value $0.01 Per Share

      Authorized: 750,000 Shares, 101,625,000 Issued
      and Outstanding                             1,016,250              1                      1,016,251
   Additional Paid In Capital                      (660,887)             -                       (660,887)
   Cumulative Translation Adjustment                      -           (948)                          (948)
   Accumulated Deficit                                    -        (98,414)                       (98,414)
   Retained Earnings                               (151,919)             -              43       (151,876)
                                              --------------   ------------    ------------   ------------

Total Stockholders' Equity                          203,444        (99,361)             43        104,126
                                              --------------   ------------    ------------   ------------

Total Liabilities and Stockholders' Equity          203,448      4,158,630               -      4,362,078
                                              ==============   ============    ============   ============

                               ONE HOLDINGS, CORP
                       PROFORMA STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2008


                                                                      IN US$
                                                     --------------------------------------------------------------------


                                                      ONE Holdings Corp       TFS           Effects of      Consolidated
                                                           2008               2008           Acquisition        2008
                                                     -----------------    -------------    ------------------------------

Sales Revenue                                                  78,240        7,852,801                         7,931,041
Cost of Sales                                                 (43,906)      (7,015,216)                       (7,059,122)
                                                     -----------------    -------------                     -------------

Gross Profit                                                   34,334          837,585                           871,919
                                                     -----------------    -------------                     -------------

Operating Expenses
   Advertising Expenses                                        11,543                -                            11,543
   Selling Expenses                                            64,927                -                            64,927
   General and Administrative                                       -          984,272                           984,272
                                                     -----------------    -------------                     -------------

Total Operating Expenses                                       76,470          984,272                         1,060,742
                                                     -----------------    -------------                     -------------

Income from Operations                                        (42,136)        (146,687)                         (188,823)
Interest Income                                                     -                -                                 -
Interest Expense                                                    -                -                                 -
Other Income                                                        -          250,770                           250,770
Finance Costs                                                       -                -                                 -
                                                     -----------------    -------------                     -------------

Income Before Taxes and Minority Interest                     (42,136)         104,083                            61,947

Income Taxes                                                        -          (26,430)                          (26,430)
Minority Interest                                                   -                -             (194)            (194)
                                                     -----------------    -------------    -------------    -------------

Net Income (loss)                                             (42,136)          77,653             (194)          35,323
                                                     =================    =============    =============    =============

Other compehensive Income

                                                     -----------------    -------------    -------------    -------------

Total Comprehensive Income                                    (42,136)          77,653             (194)          35,323
                                                     =================    =============    =============    =============

Earnings Per Share
   Basic                                                        $0.00          $777.00                             $0.03
                                                     =================    =============                     =============

Weighted Average Number of Shares Outstanding
   Basic                                                  101,625,000              100                       101,625,100
                                                     =================    =============                     =============


                               ONE HOLDINGS, CORP
                       PROFORMA STATEMENTS OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2009


                                                                       IN US$
                                                     --------------------------------------------------------------------


                                                      ONE Holdings Corp       TFS           Effects of      Consolidated
                                                       YTD June 09          YTD June 09      Acquisition    YTD June 09
                                                     -----------------    -----------------------------------------------

Sales Revenue                                                   7,176        3,014,413                         3,021,589
Cost of Sales                                                  (5,207)      (2,693,232)                       (2,698,439)
                                                     -----------------    -------------                     -------------

Gross Profit                                                    1,969          321,181                           323,150
                                                     -----------------    -------------                     -------------

Operating Expenses
   Advertising Expenses                                         2,933                -                             2,933
  Selling Expenses                                             88,927                -                            88,927
   General and Administrative                                       -          346,851                           346,851
                                                     -----------------    -------------                     -------------

Total Operating Expenses                                       91,860          346,851                           438,711
                                                     -----------------    -------------                     -------------

Income from Operations                                        (89,891)         (25,670)                         (115,561)
Interest Income                                                     -                -                                 -
Interest Expense                                                    -                -                                 -
Other Income                                                   12,306            8,653                            20,959
Finance Costs                                                       -                -                                 -
                                                     -----------------    -------------                     -------------

Income Before Taxes and Minority Interest                     (77,585)         (17,017)                          (94,602)

Income Taxes                                                        -                -                                 -
Minority Interest                                                   -                -               43               43
                                                     -----------------    -------------    -------------    -------------

Net Income (loss)                                             (77,585)         (17,017)              43          (94,559)
                                                     =================    =============    =============    =============

Other compehensive Income

                                                     -----------------    -------------    -------------    -------------

Total Comprehensive Income                                    (77,585)         (17,017)              43          (94,559)
                                                     =================    =============    =============    -------------

Earnings Per Share
   Basic                                                        $0.00            $0.00                             $0.00
                                                     =================    =============                     =============
   Diluted                                                      $0.00            $0.00                             $0.00
                                                     =================    =============                     =============

Weighted Average Number of Shares Outstanding
   Basic                                                  101,625,000              100                       101,625,100
                                                     =================    =============                     =============
                                                     =================    =============
   Diluted                                                101,625,000              100                       101,625,100
                                                     =================    =============                     =============
